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                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 533-1231


                                  June 8, 2000

Bradlees, Inc.
One Bradlees Circle
Braintree, MA  02184

Ladies and Gentlemen:

         Re:      Registration Statement on Form S-8
                  ----------------------------------

         This opinion is delivered in our capacity as counsel to Bradlees, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") of a Registration Statement on Form S-8 (the "Registration Statement") relating to 1,250,000 shares of Common Stock, par value $0.01 per share (the "Registered Shares") which the Company may issue pursuant to the Company's 2000 Stock Option and Incentive Plan (the "Option Plan").

         As counsel for the Company, we have examined a copy of the Option Plan and the Company's Amended and Restated Articles of Organization and the Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

         Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Registered Shares against payment therefor in accordance with the terms of the Option Plan and any agreement thereunder, the Registered Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock under the General Corporation Law of The Commonwealth of Massachusetts.

         The foregoing assumes all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of The Nasdaq Stock Market.

         We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Goodwin, Procter & Hoar  LLP

                                              GOODWIN, PROCTER & HOAR  LLP